                                                                    Exhibit 10.8


                                  EXHIBIT "A"

                            BASIC LEASE INFORMATION
                                 INDUSTRIAL NET

LEASE DATE:                             March 1, 1999
(same as date in first paragraph of
Lease)

TENANT:                                 ACLARA BIOSCIENCES, INC., a Delaware
                                        corporation

TENANT'S NOTICE ADDRESS:                1288 Pear Avenue, Mountain View,
                                        California

TENANT'S BILLING ADDRESS:               1288 Pear Avenue, Mountain View,
                                        California

TENANT    Matthew Franklin,
CONTACT:  Chief Financial
          Officer

LANDLORD:                               THE PEAR AVENUE GROUP, a California
                                        family limited partnership

LANDLORD'S NOTICE ADDRESS:              THE PEAR AVENUE GROUP
                                        11035 Eastbrook Avenue
                                        Los Altos, California 94024

LANDLORD'S REMITTANCE ADDRESS:          THE PEAR AVENUE GROUP
                                        11035 Eastbrook Avenue
                                        Los Altos, California 94024

PROJECT DESCRIPTION:                    That certain Building and common area,
                                        including without limitation, the
                                        parking lot, landscaped area, walkways
                                        located at 1288 Pear Avenue, Mountain
                                        View, California

BUILDING DESCRIPTION:                   That certain research and development
                                        building located at 1288 Pear Avenue,
                                        Mountain View, California


PREMISES:                               The entire Building consisting of
                                        approximately 44,210 rentable square
                                        feet commonly known as 1288 Pear
                                        Avenue, Mountain View, California

PERMITTED USE:                          General Office, storage, research and
                                        development, light manufacturing of
                                        biosciences and biotech products and
                                        all legally related uses related to
                                        biosciences and biotech products

PARKING DENSITY:                        See Parking Plan attached hereto as
                                        Exhibit B


SCHEDULED TERM COMMENCEMENT DATE:       July 16, 1999

SCHEDULE LENGTH OF TERM:                One Hundred Twenty (120 Months
                                        ("Term")

SCHEDULED TERM EXPIRATION DATE:         July 15, 2009

RENT:

    BASE RENT:                          Months 1 through 4   $0      per month

                                        Months 5 through 12  $86,210 per month

                                        Months 13 through 24 $86,227 per month

                                        Months 25 through 36 $92,350 per month

                                        Months 37 through 48 $98,583 per month

                                        Months 49 through 60 $98,928 per month

                                        Months 61 through 72 $102,390 per month

                                        Months 73 through 84 $105,974 per month

                                        Months 85 through 96 $109,683 per month

                                   Months 97 through 108   $113,522 per
                                   month

                                   Months 109 through 120  $117,495 per
                                   month

                                   Month 1 commences on the Term
                                   Commencement Date (not the Delivery Date).

  ESTIMATED FIRST YEAR OPERATING
  EXPENSES:                        $____________

SECURITY DEPOSIT:                  $100,000

TENANT'S PROPORTIONATE SHARE:

  OF BUILDING:                     One Hundred Percent (100%)

  OF PROJECT:                      One Hundred Percent (100%)

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                                      TENANT:

THE PEAR AVENUE GROUP,                         ACLARA BIOSCIENCES, INC.,
a California family limited partnership        a Delaware corporation

By:  /s/ DONNA REHRMANN                        By:  /s/ JOSEPH M. LIMBER
   -----------------------------------            ------------------------------
Print Name: Donna Rehrmann                     Print Name: Joseph M. Limber
Title:      General Partner                    Title:      President, CEO
                                                     ---------------------------

By:  /s/ GEORGE REHRMANN                       By:  /s/ BERTRAM ROWLAND
   -----------------------------------             -----------------------------
Print Name: George Rehrmann                    Print Name: Bertram Rowland
Title:      General Partner                    Title:      General Counsel
                                                     ---------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      Basic Lease Information .............................................   1
      Table of Contents ...................................................   2
 1.   Premises ............................................................   1
 2.   Possession and Lease Commencement ...................................   1
 3.   Term ................................................................   3
 4.   Use .................................................................   3
 5.   Rules and Regulations ...............................................   8
 6.   Rent ................................................................   8
 7.   Operating Expenses ..................................................   9
 8.   Insurance and Indemnification .......................................  12
 9.   Waiver of Subrogation ...............................................  15
10.   Landlord's Repairs and Maintenance ..................................  15
11.   Tenant's Repairs and Maintenance ....................................  15
12.   Alterations .........................................................  16
13.   Signs ...............................................................  17
14.   Inspection/Posting Notices ..........................................  17
15.   Services and Utilities ..............................................  18
16.   Subordination .......................................................  18
17.   Financial Statements ................................................  19
18.   Estoppel Certificate ................................................  19
19.   Security Deposit ....................................................  19
20.   Limitation of Tenant's Remedies .....................................  20
21.   Assignment and Subletting ...........................................  20
22.   Authority of Tenant .................................................  22
23.   Condemnation ........................................................  22
24.   Casualty Damage .....................................................  23
25.   Holding Over ........................................................  25
26.   Default .............................................................  25
27.   Liens ...............................................................  27
28.   Substitution ........................................................  27
29.   Transfers by Landlord ...............................................  28
30.   Right of Landlord to Perform Tenant's Covenants .....................  28
31.   Waiver ..............................................................  28
32.   Notices .............................................................  28
33.   Attorney's Fees  ....................................................  29
34.   Successors and Assigns ..............................................  29
35.   Force Majeure .......................................................  29
36.   Surrender of Premises ...............................................  29
37.   Miscellaneous .......................................................  29
38.   Additional Provisions ...............................................  31
39.   Jury Trial Waiver ...................................................  33
      Signatures ..........................................................  33

Exhibits:

Exhibit A.......................................................The Premises and Project
Exhibit B...................................................................Parking Plan
Exhibit C..................................................Tenant's Initial Improvements
Exhibit D........................................................Warm Shell Improvements
Exhibit E................................................................Landlord's Work
Exhibit F..................................................Permitted Hazardous Materials
Exhibit G..........................................................Rules and Regulations
Exhibit H...........................................................................Note
Exhibit I.............................................................Security Agreement
Exhibit J...............................................................Letter of Credit

                                      LEASE

THIS LEASE is made as of the 1st day of March, 1999, by and between The Pear Avenue Group, a California family limited partnership (hereinafter called "Landlord"), and ACLARA BIOSCIENCES, INC., a Delaware corporation (hereinafter called "Tenant").

                                   1. PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined in Exhibit A and described in the Basic Lease Information. The Premises shall be all of a building (the "Building") and of a project (the "Project"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined on Exhibit A.

                      2. POSSESSION AND LEASE COMMENCEMENT

A. EXISTING IMPROVEMENTS. If this Lease pertains to a Premises in which the interior improvements have already been constructed ("Existing Improvements"), the provisions of this Paragraph 2.A. shall apply and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant takes possession of some or all of the Premises; or (2) Landlord notifies Tenant that Tenant may occupy the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, broom clean, "AS IS," and as suitable for, the Permitted Use (as defined below), and for Tenant's intended operations in the Premises. Tenant agrees that the Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord unless such are expressly set forth in this Lease. Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "START-UP LETTER" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

B. CONSTRUCTION OF IMPROVEMENTS. Because this Lease pertains to a Building to be constructed or improvements to be constructed within a Building, the provisions of this Paragraph. 2.B. shall apply in lieu of the provisions of Paragraph 2.A. above and the term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of (i) July 16, 1999 or (ii) the date on which the improvements to be constructed or performed in the Premises by Tenant shall have been substantially completed (as defined in Paragraph 2.E below) in accordance with the plans and specifications, described in Exhibit C and Exhibit D (collectively "Tenant's Initial Improvements"). The improvements described in Exhibit D are also referred to herein as the "WARM SHELL IMPROVEMENTS." Landlord shall allow Tenant to enter the Premises immediately upon the full execution and delivery of this Lease or at any time thereafter prior to the Term Commencement Date requested by Tenant (the "DELIVERY DATE") for the purpose of constructing the Tenant's Initial Improvements and installing its furniture, fixtures and equipment on the condition that during such early entry all provisions of this Lease shall be applicable and shall be complied with by Tenant (except that no Base Rent shall be due until the date set forth in the Basic Lease Information. If for any reason Landlord cannot deliver occupancy of the Premises to Tenant on the Delivery Date, or possession of the Promises to Tenant on the scheduled Term Commencement Date, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as such delivery of possession occurs, which date shall then be deemed the Term Commencement Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this lease). Upon Landlord's request, Tenant shall promptly execute and return to Landlord a "START-UP" LETTER" in which Tenant shall agree, among other things, to acceptance of the Premises and to the determination of the Delivery Date, and Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date. Notwithstanding anything to the contrary herein, if the Delivery Date has not occurred by April 1, 1999, through no fault of Tenant, Tenant shall have the right to terminate this Lease and Landlord shall promptly refund all monies and the LC previously tendered by Tenant in connection with its execution of this Lease.

C.      PREPARATION AND APPROVAL OF CONSTRUCTION DRAWINGS.

        (1) Tenant shall retain Devcon ("Devcon") as its general contractor to construct the Initial Tenant Improvements. Tenant acknowledges that Landlord's Work was and is being contracted by Devcon. Tenant shall retain Dowler-Gruman or any other architect/space planner reasonably approved by Landlord (the "ARCHITECT") to prepare the Construction Drawings (as defined below) for the Tenant Initial Improvements, which approval shall be granted or denied by Landlord within three (3) business days after Tenant has submitted the proposed architect to Landlord. Tenant has retained, through Devcon, the following engineering consultants: Western Allied, KDS Plumbing, and Cupertino Electric, which engineers are hereby approved by Landlord (the "ENGINEERS"),to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant's Initial Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall be subject to Landlord's approval pursuant to the terms set forth this Lease. The Construction Drawings described in Exhibits C and D are hereby approved by Landlord. Landlord's review of the Construction Drawings as set forth in this Lease, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with laws or other like matters.

        (2) Tenant and the Architect shall promptly prepare the final space plan and plans and specifications for Tenant Initial Improvements in the Premises (collectively, the "Final Plans"), and shall deliver the Final Plans to Landlord for Landlord's approval. Landlord shall, within five
        (5) business days after Landlord receives such Final Plans, (i) approve the Final Plans, (ii) approve the Final Plans subject to specified conditions to be complied with when the Final Working Drawings (as defined below) are submitted by Tenant to Landlord, or (iii) disapprove the Final Plans and return the same to Tenant with requested revisions; provided however that Landlord shall only be entitled to disapprove the Final Plans for the following reasons: (i) an adverse effect on the structural integrity of the Building; (ii) noncompliance with laws;
        (iii) an adverse effect on the systems and equipment of the Building;
        (iv) an adverse effect on the exterior appearance of the Building; or
        (v) non-conformance with the Warm Shell Improvements or with plans and specifications previously approved by Landlord and not modified by Tenant (individually or collectively, a "DESIGN PROBLEM"). If Landlord disapproves the Final Plans, Tenant shall promptly resubmit the Final Plans to Landlord revised to address the Design Problems indicated by Landlord.

        (3) After the Final Plans are approved by Landlord, Tenant, the Architect and the Engineers shall promptly complete the architectural and engineering drawings for the Premises in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. The Final Working Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with two (2) completed copies signed by Tenant of such Final Working Drawings. Landlord shall, within five (5) business days after Landlord receives the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to the specified conditions to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in the preceding subparagraph (2), if the Final Working Drawings do not comply with the Final Plans or contain a Design Problem, or (iii) disapprove and return the Final Working Drawings to Tenant with requested revisions if the Final Working Drawings do not comply with the Final Plans or contain a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant shall promptly resubmit the Final Working Drawings to Landlord revised to address the Design Problems indicated by Landlord. Tenant's Initial Improvements shall be constructed in accordance with the Final Plans, the Final Working Drawings, all applicable Regulations, and in a good and workmanlike manner, free of defects and using new materials and equipment of good quality.

D. LANDLORD'S WORK. The improvements constructed and/or to be constructed by Landlord in accordance with the plans and specifications described in EXHIBIT E ("LANDLORD'S WORK") are to be substantially completed by the Term Commencement Date. Landlord's Work shall be constructed in accordance with the plans and specifications set forth in Exhibit E and all applicable Regulations, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Notwithstanding anything to the contrary contained in this Lease,

Tenant's acceptance of the Premises or submission of a "PUNCH LIST" regarding the Landlord's Work shall not be deemed a waiver of Tenant's right to have defects in the Landlord's Work or the Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord agrees to cooperate with Tenant (without any obligation to make any payments or to incur any additional cost or expense which would not be deemed an Operating Expense (as defined below)) to enforce all warranties relating to the Landlord's Work which may reduce any repair or maintenance obligations of Tenant hereunder.

E. SUBSTANTIAL COMPLETION OF TENANT'S INITIAL IMPROVEMENTS. Tenant's Initial Improvements shall be deemed to be "SUBSTANTIALLY COMPLETE," and the phrase, "SUBSTANTIAL COMPLETION" as used herein in connection with Tenant's Initial Improvements is defined as, when (i) Tenant's Architect or Devcon shall have certified in writing that Tenant's Initial Improvements have been substantially completed, or have recorded with the County Recorder of Santa Clara County a Notice of Completion with respect to Tenant's Initial Improvements pursuant to California Civil Code Section 3093, and (ii) any compliance review customarily undertaken by the City of Mountain View and County of Santa Clara has been completed for legal occupancy, or (iii) the governmental entity responsible for issuing certificates of occupancy or equivalent occupancy approvals has issued the same or has provided Tenant or Landlord with all documents or occupancy approvals (written or oral), which are customarily given prior to the actual delivery of a certificate of occupancy and pursuant to which Tenant may legally occupy the Premises, whichever first occurs. Tenant's Initial Improvements shall be deemed to be Substantially Complete notwithstanding any requirement for Tenant to complete "PUNCH LIST" or similar minor corrective work.

F. SUBSTANTIAL COMPLETION OF LANDLORD'S WORK. Landlord's Work shall be deemed to be "SUBSTANTIALLY COMPLETE," and the phrase, "SUBSTANTIAL COMPLETION" as used herein in connection with Landlord's Work is defined as, when (i) Landlord's architect or contractor shall have certified in writing that Landlord's Work have been substantially completed, or have recorded with the County Recorder of Santa Clara County a Notice of Completion with respect to Landlord's Work pursuant to California Civil Code Section 3093, and (ii) any compliance review customarily undertaken by the City and County of Santa Clara County ???? has been completed with respect to such work. Landlord's Work shall be deemed to be Substantially Complete notwithstanding any requirement for Landlord to complete "PUNCH LIST" or similar minor corrective work. Tenant acknowledges and agrees that (i) that upon the Substantial Completion of Landlord's Work the Premises will not be completed for legal occupancy and no certificate of occupancy will be obtained, and (ii) that portion of Landlord's Work to be constructed within the Building is substantially complete. Prior to the Term Commencement Date, Landlord shall substantially complete the remaining portion of Landlord's Work to be completed on the exterior of the Building and to the exterior of the Premises.

G. DELAY IN TERM COMMENCEMENT DATE. Notwithstanding any other provision in this Lease to the contrary, the Term Commencement Date shall be postponed for each day that Tenant has been delayed in completing Tenant's Initial Improvements due to a "LANDLORD DELAY." A Landlord Delay is a delay attributable to: (a) Landlord's failure to approve the Construction Drawings, Final Plans or Final Working Drawings or to disapprove of the same within the time periods and for the reasons set forth in Paragraph 2.C, or if disapproved within such time period, the failure to specifically identify the Design Problem for which such disapproval was given; (b) Landlord's failure to deliver possession of the Premises to Tenant with the Landlord's Work substantially completed on the Term Commencement Date; (c) Landlord's failure to deliver the Premises to Tenant on the Delivery Date; (d) Landlord's failure to fund (or delays in Landlord's funding) the Landlord's Loan as required below; and (e) Landlord's failure to cooperate (without any obligation to make any payments or to incur any additional cost or expense which would not be deemed an Operating Expense) with Tenant in obtaining building permits for Tenant's Initial Improvements (to the extent such cooperation is reasonably required).

                                     3. TERM

        The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall use commercially reasonable efforts to control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") so that Tenant and Tenant's Parties cumulatively do not exceed the parking density specified in the Basic Lease Information (the "PARKING DENSITY") at any time. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time. Landlord's exercise of the foregoing rights shall not materially increase Tenant's obligations or diminish Tenant's rights under this Lease, or interfere with Tenant's parking rights.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or Tenant's Parties' use thereof in violation of any Regulations (as defined below) or which would constitute a public or private nuisance, nor take any action which would constitute a public or private nuisance or would unreasonably disturb, obstruct or endanger neighboring tenants or occupants, or unreasonably interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited, provided that Tenant shall be permitted to store equipment outside the Premises within the enclosed outside storage area to be constructed by Tenant as part of Tenant's Initial Improvements, so long as such storage is done in compliance with Regulations and the other terms of this Lease. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or permit the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any Hazardous Materials in the drainage system of the Premises, Building or Project in violation of any Regulations. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

C. COMPLIANCE WITH REGULATIONS. Landlord represents, to the best of its knowledge, that as of the Delivery Date, Landlord's Work, the Building and the Project are in compliance with all Regulations. Subject to the foregoing sentence and the provisions of Paragraph 2 above, by entering the Promises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to Tenant's and/or Tenant's Parties' use, occupancy or possession of the Premises, Building or Project to Tenant's and/or Tenant's Parties' use of the common areas, or to Tenant's and/or Tenant's Parties' use, storage, generation or disposal of Hazardous Materials on, in, about or from the Premises, Building and Project thereinafter defined) (collectively "REGULATIONS"). Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. With respect to repairs or alterations required to comply with Regulations or the requirements of any board of fire underwriters or similar body which are generally applicable to the condition of the Building for use as office/research and development/industrial space, and are not required or caused by Tenant's or Tenant's Parties' particular use or activities or by Tenant's Initial Improvements or any Alterations made by Tenant or Tenant's Parties', Landlord shall make such repairs or alterations and the cost thereof shall be included in Operating Expenses as provided in Paragraph 7.A below. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner; provided, however, that if Tenant pays the cost of any increase in insurance caused by Tenant's permitted use of the Premises, Tenant shall not be deemed to be in default hereunder. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, reasonable attorneys' fees or liability arising out of the failure of Tenant or Tenant's Parties to comply with any Regulation, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

D.      HAZARDOUS MATERIALS.

        (1) As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "HAZARDOUS WASTES," "TOXIC SUBSTANCES," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, from, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Notwithstanding the foregoing, Tenant and Tenant's Parties may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "GENERAL OFFICE PURPOSES" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises, provided that Tenant and Tenant's Parties shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner in compliance with all Regulations.

        (2) Notwithstanding Paragraph 4.D.1, Tenant and Tenant's employees, agents and representatives shall be permitted to handle, use, generate, store, or dispose in, from, on, under or about the Premises, the Building or the Project the Hazardous Materials identified on Exhibit F attached hereto and by this reference incorporated herein (the "PERMITTED HAZARDOUS MATERIALS") so long as all of the conditions set forth in Paragraph 4.D are complied with and satisfied. In accordance with changing industry standards for the research and development, manufacturing and assembly of Tenant's products, it is expected that Tenant may change the quantities and types of Hazardous Materials it uses in its business operations ("Additional Materials"). After all necessary permits and approvals required by any Regulations for such Additional Materials have been obtained by Tenant, and provided that Tenant handles, uses, stores, generates, and disposes of such Additional Materials in conformance with all Regulations and this Paragraph 4.D, Tenant shall be permitted to handle, use, store, generate and dispose of such Additional Materials in or about the Premises. Tenant shall submit an updated list of Permitted Hazardous Materials and Additional Materials twice per calendar year. The right to use, store, transport to and from the Premises and dispose of the Permitted Hazardous Materials and/or the Additional Materials is personal to ACLARA Biosciences Inc., a Delaware corporation, ("ACLARA") and may not be assigned or otherwise transferred, either as part of or separate from this Lease, by ACLARA, except to a Permitted "Transferee (as defined below) Without the prior written consent of Landlord which consent shall not be unreasonably withheld. Notwithstanding the provisions of the previous sentence to the contrary, (but without limiting or restricting Landlord's approval rights set forth in Paragraph 21 below) Tenant's approved assignee or subtenant shall be permitted to handle, use, store, generate and dispose of Permitted Hazardous Materials and Additional Materials in or about the Premises, on the condition that (i) all necessary permits and approvals required by any Regulations for such Additional Materials have first been obtained by such assignee or subtenant, (ii) such assignee or subtenant delivers to Landlord a prior notice setting forth in reasonable detail its anticipated use of any Permitted Hazardous Material or Additional Materials and Landlord consents to such anticipated use, which consent shall not be unreasonably withhold or delayed, and (iii) such assignee or subtenant handles, uses, stores, generates, and disposes of such Permitted Hazardous Materials and/or Additional Materials approved by Landlord in conformance with all Regulations and this Paragraph 4.D. Notwithstanding any provision in this Lease to the contrary, at no time shall Permitted Hazardous Materials or Additional Materials be handled, used, generated, stored, or disposed in, from, on, under of about the Promises, the Building or the Project by Tenant or Tenant's Parties in excess of the quantities customarily considered in Tenant's business to be necessary for research or laboratory amounts (e.g., "B" occupancies per the Uniform Building Code as opposed to "H" occupancies per the Uniform Building Code).

        (3) With respect to Tenant's or Tenant's Parties' handling, use, generation, storage, or disposal of Hazardous Materials in, from on or about the Premises, the Building or the Project, Tenant shall keep and maintain the Premises, Building and Project in compliance with, and shall not cause or knowingly permit the Premises, Building and Project to be in violation of (i) any Hazardous Materials management plan required to be prepared by or for Tenant or Tenant's Parties under any Regulations (the "PLAN"), or (ii) any Regulations. For purposes of this Lease, Tenant shall not be considered to "knowingly permit" the Premises the Building or the Project to be in violation of any Plan or any Regulations unless Tenant or Tenant's Parties are required to take affirmative action to investigate or remediate such Hazardous Materials pursuant to this Lease, Tenant shall surrender the Premises in as good a condition as when received by Tenant, reasonable wear and tear excepted, it being specifically agreed to by Landlord and Tenant that the presence at expiration or termination of this Lease of Hazardous Materials which are generated, released, discharged or disposed of by Tenant on, under or about the Premises. Building or Project at levels requiring any affirmative action by the owner, tenant, occupant and/or user thereof pursuant to any Regulation, shall not be "REASONABLE WEAR AND TEAR" as that term is used in this Lease. Notwithstanding anything to the contrary herein, Tenant shall not be responsible for any Hazardous Materials existing on or about the Premises, the Building or the Project prior to the Delivery Date.

        (4) Tenant agrees to provide Landlord with (i) copies of all reports, studies and written results of tests or inspections conducted at the Premises with respect to Hazardous Materials, whether conducted by Tenant or any other person including but not limited to any governmental entity (collectively "REPORTS") and (ii) copies of any Plan or similar documents delivered to, or required by, any governmental entity. Tenant shall deliver all Reports to Landlord no later than five (5) business days following Tenant's receipt of such Reports. Notwithstanding the foregoing to the contrary, Tenant shall have no obligation to deliver to Landlord any Reports which either contain proprietary information or are routine in nature and prepared by Tenant as part of its normal course of business, unless and until any such Reports are delivered to any governmental entity, in which case such Reports shall be delivered to Landlord within five (5) business days thereafter.

        (5) Upon commencing any activity involving Hazardous Materials on the Premises and continuing throughout the Term of this Lease, Tenant shall initiate and maintain the systems set forth in subparagraphs 4.D(5)(a) through 4.D(5)(d) below, inclusive, for the routine monitoring of levels of Hazardous Materials which may be present at the Premises or adjacent properties as the result of Tenant's and/or Tenant's Parties' activities in, from, on, under or about the Premises, Building and Project and for continued compliance with the procedures and Regulations concerning the handling, use, generation, storage, and disposed in, from, on, under or about the Premises, the Building or the Project of Hazardous Materials.

                (a) Once every twelve (12) calendar months, during the Term, unless there has been a Prohibited Release (as defined below) in which case not less often than quarterly, Tenant shall provide Landlord, at Tenant's sole expense, with a written report which shall set forth the results of the monitoring of Hazardous Materials during the previous twelve (12) period (or three (3) month period, if applicable) required pursuant to any Regulation or any other provision of this Lease. If there has been a Prohibited Release, or if Landlord has a reasonable basis to believe that a Prohibited Release has occurred in, from, on, under or about the Premises, the Building or the Project, Landlord may retain, at Tenant's expense, an independent consultant experienced in the use and management of Hazardous Materials for the purpose of reviewing any information received by Landlord in connection with Hazardous Materials. Pursuant to such review, Landlord's consultant may make recommendations in connection with Tenant's control of Hazardous Materials on the Premises. If the implementation of such recommendations is necessary in order for Tenant to maintain full compliance with all Regulations and Tenant has not otherwise implemented alternative procedures which would cause Tenant to maintain full compliance with all Regulations, Tenant shall be required to implement the recommendations of Landlord's consultant.

                (b) At reasonable times and upon reasonable prior notice, Landlord and its representatives shall have the right, at the following times, to enter the Premises in order to (1) conduct testing, monitoring and analysis for Hazardous Materials (including the installation and testing of permanent monitoring wells); (2) review any documents, materials, inventory, notices or correspondence to of from private parties or governmental entities in connection therewith, but only when Landlord has a reasonable basis to believe that a Prohibited Release has occurred in, from, on, under or about the Premises, the Building or the Project (Tenant may redact or otherwise delete therefrom any proprietary information); and (3) review all storage, use and disposal facilities and procedures associated with the storage, use and disposal of Hazardous Materials (collectively "INSPECTION"):

                (c) Once every six (6) months for the first year after Tenant introduces Hazardous Materials to the Premises pursuant to this Lease and once in every twelve (12) months thereafter;

                (d) At any time during the term of this Lease if, in Landlord's reasonable judgment, Tenant is in default of its obligations under Paragraph 4 of this Lease; and

                (e) Prior to Landlord retaining any independent consultants) pursuant to the provisions of this Paragraph 4.D.5, Landlord shall consult, in good faith, with Tenant with respect to the need to retain such consultants. Also, prior to Landlord, pursuant to the provisions of this Paragraph 4.D.5, installing, placing or otherwise causing to be constructed any test wells on or about the Project, Landlord shall consult, in good faith, with Tenant with respect to the need to construct such test wells. Landlord agrees to use commercially reasonably efforts to not unreasonably interfere with Tenant's business operations in the conduct of any Inspection.

If there has been a Prohibited Release, or if Landlord has a reasonable basis to believe that a Prohibited Release has occurred in, from, on, under or about the Premises, the Building or the Project, all costs and expenses reasonably incurred by Landlord in connection with any Inspection pursuant to this Paragraph 4.D. shall become due and payable by Tenant as Additional Rent, upon presentation by Landlord of an invoice therefor.

        (6)     Tenant shall give immediate written notice to Landlord of:

                (a) Any action, proceeding or non-routine inquiry by any governmental authority (including, without limitation, the California State Department of Health Services, the State or any Regional Water Quality Control Board, the Bay Area Air Quality Management District or any local governmental entity) with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property;

                (b) All demands or claims made, or threatened by any third party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials; and

                (c) Any spill, release, discharge or non-routine disposal of Hazardous Materials that occurs with respect to the Premises, Building and/or Project or Tenant's and/or Tenant's Parties' operations which creates an independent reporting requirement under any Regulation;

                (d) All matters of which Tenant is required to give notice of pursuant to any Regulation; and

                (e) Tenant's discovery of any occurrence or condition on, under or about the Promises or any part thereof that could cause the Premises, Building or Project or any part thereof to be classified as "BORDER-ZONE PROPERTY" under the provisions of any Regulation.

        (7) Landlord shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions affecting the Premises initiated in connection with any Regulation and have its reasonable attorneys' fees in connection therewith paid by Tenant as Additional Rent.

        (8) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including reasonable attorneys' and consultants' fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of, attributable or related to the use, generation, storage, release, disposal, manufacture, production, threatened release, discharge, or presence of Permitted Hazardous Materials or Hazardous Materials by Tenant or any of Tenant's Parties (collectively a "RELEASE") in, on, under or about the Promises, Building or Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans (collectively "REMEDIAL WORK"), whether such Remedial Work is required or necessary prior to or following the expiration or earlier termination of this Lease.

In the event of the occurrence of a Release requiring Remedial Work, Tenant shall, at its sole expense and within the time period required under applicable Regulation or by any governmental entity having jurisdiction thereof) commence to perform and thereafter diligently prosecute to completion such Remedial Work as is necessary to comply with Regulations or order of any such governmental entity having jurisdiction thereof. All such Remedial Work shall be performed in conformance with the requirements of all applicable Regulations. All Remedial Work shall be performed by one or more contractors, reasonably approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, to the charges of such contractors) and Landlord's reasonable out of pocket costs incurred in connection with monitoring or review of such Remedial Work. In the event Tenant shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion such Remedial Work, Landlord may, but shelf not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable as Additional Rent. For purposes of this Lease, the term "Prohibited Release" shall mean a Release which requires Remedial Work.

        (9) Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

        (10) Landlord hereby represents and warrants to Tenant that, to the best of Landlord's actual present knowledge: (i) the Premises, Building and Project are as of the date of this Lease in compliance with all Regulations regarding Hazardous Materials, and (ii) Landlord has not received any written notice of any violation of any Regulations relating to Hazardous Materials existing as of the date of this Lease with respect to the presence of Hazardous Materials on or under the Premises, Building or Project. In making the foregoing representation Landlord is relying, with Tenant's acknowledgement and consent, upon the documents described in EXHIBIT F attached hereto ("HAZARDOUS MATERIALS DOCUMENTS"), copies of which have been previously delivered to Tenant, and the documents presently in Landlord's possession. Tenant acknowledges that Landlord has not conducted any independent investigation relating to the Release of Hazardous Materials other than that disclosed in the Hazardous Material Documents. Landlord shall have no liability to Tenant, and Tenant shall neither be relieved of any obligations hereunder, nor have any right to terminate this Lease (except to the extent set forth in Paragraph 24) if (i) the Hazardous Materials Documents are in error or are in anyway misleading, or (ii) Landlord's foregoing representation and warranty is incorrect. Operating Expenses, however, shall not include any cost or expense of any Remedial Work incurred by Landlord in connection with a Release of Hazardous Materials for which Tenant has no liability or responsibility for pursuant to Paragraphs 4.D.1 through 8 or any other provision of this Lease.

                            5. RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT G and any other reasonable rules and regulations and any reasonable modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant acknowledges that the rules and regulations currently appended in Exhibit G will not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations or any Regulations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to comply with any modified or additional rule or regulation which unreasonably interferes with Tenant's use of the Premises or Tenant's parking rights.

                                     6. RENT

A. BASE RENT. Commencing on the Term Commencement Date, Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the FIFTH (5TH) full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by

Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "BASE RENT" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.C. and D., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, commencing on the Term Commencement Date, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease information, of Operating Expenses (defined below) in the manner set forth below. Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases of decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant's Proportionate Share of the Building or Project to reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

        (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy by "Tenant of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project, gift, transfer, franchise or taxes computed upon the basis of the net income of any owners of any interest in the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any portion of any assessment expense in excess of (i) for existing assessments, the amount which would be payable it such tax or assessment expense were paid in the installments presently billed, and (ii) for any future assessments, the amount which would be payable if such tax or assessment expense were paid in the installments over the longest possible term offered to Landlord. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Tenant shall have the right to contest, in good faith, the validity or the amount of any tax or assessment levied against the Project and may pay the same under protest, or take such steps as Tenant may deem appropriate provided that Tenant posts appropriate bonds to safeguard Landlord's interest in the Project. Landlord agrees to cooperate with Tenant in the institution and prosecution of any such proceedings, including permitting the action to be brought in the name of Landlord, and will execute any documents reasonably required therefor. The expense of such proceedings shall be borne by the Tenant and any refunds or rebated secured relating to the period of Tenant's occupancy of the Premises shall belong to the Tenant.

        (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

        (3)     COMMON AREA MAINTENANCE.

                (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane (other than the structural portions of the roof which are the sole expense of Landlord under Paragraph 10), elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems (except as specifically provided to the contrary in Paragraph 11), electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's reasonable discretion, except for: those items expressly made the financial responsibility of Landlord pursuant to Paragraph 10 hereof; those items to the extent paid for by the proceeds of insurance or condemnation proceeds; and those items attributable solely or jointly to specific tenants of the Building or Project.

                (b) Repairs, replacements, and general maintenance shall include the cost of any capital improvements made to or capital assets acquired for the Project or Building that in Landlord's discretion (i) may reduce any other Operating Expenses, including present or future repair work, (ii) are reasonably necessary for the health and safety of the occupants of the Building or Project, (iii) are required to comply with any Regulation, or (iv) are required to restore the Premises, Building and/or Project in the event of any casualty or condemnation (including structural components which absent a casualty or condemnation would be Landlord's obligation to repair and maintain at its sole expense under Paragraph 10), such costs or allocable portions thereof shall be amortized over the useful life of the capital item as determined in accordance with generally accepted accounting principles, together with interest on the unamortized balance at the publicly announced "PRIME RATE" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.

                (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project to which the Building or the Project may be currently subject or which may be applicable thereto during the Term hereof; provided that Landlord shall not voluntarily enter into any future agreement under which Tenant may be required to make any payments without Tenant's prior written approval which approval shall not to be unreasonably withheld or delayed).

                (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services to the extent not addressed in Paragraph 11 hereof, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the management and operation of the Project.

                (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project to the extent not addressed in Paragraph 15 hereof.

                (f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or third party or to enforce the provisions of any lease.

                (g) A management and accounting cost recovery fee equal to three percent (3%) of the sum of the Project's base rents and Operating Expenses (other than such management and accounting fee, taxes as described in Paragraph 7.A(l) and insurance premiums solely attributable to earthquake insurance).

        (4) EXCLUSIONS FROM OPERATING EXPENSES. Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of, separately billed to and paid by specific tenants of the Building or Project, the Landlord's Work, Landlord's Loan (as defined below) or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A.(3) above. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses shall also not include the following:
                (i) costs and expenses occasioned by the violation of Regulations existing as of the Delivery Date, or any act or omission of Landlord or Landlord's employees, agent or contractors in violation of any Regulation during the Term; (ii) costs and expenses occasioned by the act, omission or violation of ground leases, or security instruments by Landlord or its respective agents, employees or contractors; (iii) costs and expenses when and if Landlord collects or receives a reimbursement from others; (iv) penalties or charges for failure to perform Landlord's obligations under any loans or indebtedness secured by the Premises; (v) costs and expenses incurred in connection with Remedial Work in connection with any Release of any Hazardous Materials on or about the Premises (this exclusion shall in no way limit, restrict, reduce, or otherwise relieve Tenant of its-obligations under Paragraph 4.D); (vi) except as expressly set forth herein, depreciation, amortization of capital expenditures and expense reserves; (vii) points, fees and other charges for Landlord's financing or refinancing of the Premises; (viii) costs and expenses of advertising and promoting the Premises, the Building, the Project or other buildings belonging to Landlord; (ix) costs and expenses of repairs to the extent directly and solely attributable to the gross negligence or willful misconduct of Landlord, its agents, contractors or employees; (x) the cost and expenses associated with the operation of the business of the partnership or entity which constitutes Landlord, or the operation of any parent, subsidiary or affiliate of Landlord, as the same are distinguished from the costs of operation and management of the Premises; (xi) costs and expenses to correct any construction defect in Landlord's Work; (xii) costs and expenses incurred for the repair and replacement of the structural components of the Building on the Premises, including, without limitation, beams, columns, foundations, footings, load bearing and exterior walls, structural slabs and components of the roof (but excluding the roof membrane which shall be included as an Operating Expense); (xiii) costs occasioned by fire, acts of God or other casualties or by the exercise of the power of eminent domain, including the cost to restore the Building (except for insurance deductibles payable by Tenant) to the extent Landlord receives insurance proceeds to cover such costs (or could have been received if Landlord had carried the insurance it was required to obtained hereunder), or a condemnation award which is specifically awarded to cover such cost; (xiv) leasing commissions and any legal fees incurred in connection with the negotiation and documentation of this Lease;
                (xv) capital expenses except as specifically set forth in this Lease; (xvi) the cost of resurfacing any paved areas in the Project more often than once every three years during the Term; and (xvii) dedications or exactions imposed with respect to zoning changes, or other governmental consents, permits, variances or approvals sought by Landlord in connection with Landlord's Work.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto; except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "Estimated Operating Expenses" for any particular year shall mean Landlord's estimate of the "Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. It at any time during the course of the fiscal year, Landlord reasonably determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%). Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such devised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment, If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that if Tenant is in default under this Lease, only when and if Tenant cures such default) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.8. or 7.C. above, Tenant shall have the right, not later than sixty (60) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within twenty (20) days after receipt of Landlord's statement provided pursuant to Paragraph 7.8. or 7.C., such statement shall be final and binding for all purposes hereof.

                        S. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building and Project (excluding Tenant's Initial Improvements and other Alterations constructed within the Premises by Tenant) against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than one hundred percent (100%) of the replacement cost thereof, in the form and with deductibles and endorsements as reasonably selected by Landlord, but not with deductibles substantially different from what typically would be carried by owners of Buildings operated for substantially similar purposes as the Building in the geographical vicinity of the Building. At Landlord's option, Landlord may elect to maintain property insurance on Tenant's Initial Improvements and other Alterations constructed within the Premises by Tenant, provided that before obtaining such insurance coverage, Landlord shall notify Tenant of such election. At its election, Landlord may instead (but shall have no obligation to) obtain "ALL RISK" coverage for any property it insures, and may also obtain earthquake, pollution, and/or flood insurance in amounts reasonably selected by Landlord. Landlord agrees that it shall not obtain earthquake or property insurance on the Building, the Tenant's Initial Improvements or the Alterations unless Tenant is offered the right to purchase such insurance on Landlord's behalf (with Landlord as the insured party) directly in order to obtain competitive rates provided that (i) Landlord and Landlord's lenders shall have the right to reasonably approve any insurance which Tenant would agree to obtain, including without limitation, the insurance company and the amount of any deductibles, (ii) Tenant promptly notifies Landlord of its intention to purchase such insurance and provides Landlord with copies of all proposed insurance policies, and (iii) Tenant purchases such insurance at least thirty (30) days prior to the expiration or cancellation of any insurance policy to be renewed or replaced.

        (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have no obligation to) carry insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months. Landlord may also (but shall have no obligation to) carry such other insurance as Landlord may deem reasonably prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall reasonably determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises, including, without limitation, Tenant's Initial Improvements. Notwithstanding the foregoing to the contrary, in the event Tenant obtains business interruption insurance in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months and names Landlord an additional insured on such policy for such amount, then Landlord may not include any premium for insurance against loss of rent as an Operating Expense.

B.      TENANT'S INSURANCE.

        (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the and of the Term, insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises (including, without limitation, Tenant's Initial Improvements and Alterations, unless Landlord procures insurance on the same) on an "All Risk" basis (including coverage for earthquakes on Tenant Initial Improvements and Alterations), insuring such property for the full replacement value of such property.

        (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Five Million Dollars ($5,000,000.00), and a minimum general aggregate limit of Five Million Dollars ($5,000,000.00), with an "ADDITIONAL INSURED - MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and noncontributing with any insurance maintained by Landlord, Which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

        (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Tenant shall carry Workers' Compensation Insurance as required by any Regulation, throughout the Term at Tenant's sole cost and expense. Tenant shall also carry Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease, throughout the Term at Tenant's sole cost and expense,

        (4)     COMMERCIAL AUTO LIABILITY INSURANCE. Intentionally Deleted.

        (5) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; and
                (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term (but not more than once each calendar year) the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease (as well as any insurance policy obtained by Tenant under Paragraph 8.A) shall be written by companies rated A X or better in "BEST'S INSURANCE GUIDE" and authorized to do business in the State of California. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence (except for deductibles for earthquake insurance). Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies (as well as any insurance policy obtained by Tenant under Paragraph 8.A) evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's or Landlord's agents', employees' or contractors' gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be released from damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from a default of Landlord's obligations under this Lease.

                            9. WAIVER OF SUBROGATION

        To the extent permitted by law and without affecting the coverage provided by insurance to be maintained hereunder or any other rights or remedies, Landlord and Tenant each waive any right to recover against the other for: (a) damages for injury to or death of persons; (b) damages to property, including personal property; (c) damages to the Premises or any part thereof; and (d) claims arising by reason of the foregoing due to hazards covered by insurance maintained or required to be maintained pursuant to this Lease to the extent of proceeds recovered therefrom, or proceeds which would have been recoverable therefrom in the case of the failure of any party to maintain any insurance coverage required to be maintained by such party pursuant to this Lease. This provision is intended to waive fully, any rights and/or claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered or would be covered, and only to the extent of such coverage, by insurance actually carried or required to be maintained pursuant to this Lease by either Landlord or Tenant. This provision is also intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. Subject to all qualifications of this Paragraph 9, Landlord waives its rights as specified in this Paragraph 9 with respect to any subtenant that it has approved pursuant to Paragraph 21 but only in exchange for the written waiver of such rights to be given by such subtenant to Landlord upon such subtenant taking possession of the Premises or a portion thereof. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

        Landlord shall at Landlord's expense maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and load bearing and exterior walls of the Building, beam, columns, footings and structural slabs in the Building. The term "EXTERIOR WALLS" as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall promptly give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business (including without limitation, actual and consequential damages) arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. If Landlord fails to repair the Premises within thirty (30) days after Landlord's receipt of written notice from Tenant (except that if such repairs cannot reasonably be made within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Landlord commences the repair with such thirty
(30) day period and proceeds diligently thereafter to substantially complete the repair), Tenant shall be entitled, at Tenant's option upon notice to Landlord, to cause the repair to be made and promptly collect from Landlord Tenant's reasonable out of pocket repair costs in so doing. Tenant shall not be required, however, to wait the entire thirty (30) day period if and to the extent earlier action is required to prevent imminent injury to persons, imminent damage to property or to comply with any Regulations. Subject to Landlord's obligation to Substantially Complete Landlord's Work in accordance with the provisions of Paragraph 2.G, and the provisions of Paragraph 4.C above, by taking occupancy and/or possession of the Premises, Tenant accepts them "AS IS," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

        Except as set forth in Paragraph 10, Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as determined by Landlord, including but not limited to, all windows, glass, doors, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, truck doors, hardware, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers, with materials and workmanship of the same character, kind and quality as the original. Tenant shall at Tenant's expense also perform regular removal of trash and debris. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor (the "HVAC CONTRACTOR") for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The HVAC Contractor and the contract must be approved by Landlord. Landlord's approval shall not be unreasonably withheld or delayed. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Term Commencement Date. If Tenant shall fail to enter into such a service contract within such thirty (30) day period or at any time during the Term, Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties. Nothing herein shall expressly or by implication render Tenant Landlord's agent or contractor to effect any repairs or maintenance required of Tenant under this Paragraph 11, as to all of which Tenant shall be solely responsible. Notwithstanding anything to the contrary contained in this Lease, as part of its maintenance and repair obligations or its obligation to pay Operating Expenses, Tenant shall not be required to construct or pay the cost of complying with any Regulations (i) regarding the presence of Hazardous Materials, except to the extent required pursuant to any other Paragraph in this Lease; or (ii) requiring the correction of any latent or structural defect in Landlord's Work during the Term, as extended.

                                 12. ALTERATIONS

A. Except for non-structural Alterations not requiring a permit and not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate during any three (3) year period, Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed Alterations which: (a) comply with all applicable Regulations; and (b) are, in Landlord's reasonable opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Landlord's consent with respect to the foregoing items shall not be unreasonably withheld or delayed. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder.

        (1) Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications as Additional Rent hereunder (except that no such expenses shall be charged to Tenant for Tenant's Initial Improvements). All such Alterations (including Tenant's Initial Improvements) shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, in writing at the time that Tenant requests Landlord's consent, or, if no consent is required, within thirty
                (30) days after the expiration or earlier termination of this Lease and the date Tenant vacates the Premises, require that Tenant, at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant`s sole expense.

        (2) In no event shall Tenant remove or be required to remove Tenant's Initial Improvements upon the expiration or earlier termination of this Lease. Tenant acknowledges and agrees that none of Tenant's Initial Improvements constitute trade fixtures, personal property or equipment of Tenant which are removable by Tenant upon the expiration or termination of this Lease. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of nonresponsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

                                   13. SIGNS

     Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall not unreasonably withhold or delay; provided that (i) Tenant's name shall be included in any Building-standard door and directory signage, if any, and (ii) Tenant shall be allowed to erect and install, at its sole cost and expense, a monument sign in conformance with the provisions of Paragraph 12. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

                         14. INSPECTION/POSTING NOTICES

     After reasonable notice, except in emergencies where no such notice shall be required, and during normal business hours, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project, to exhibit the Premises to prospective tenants in the last twelve (12) months of the Term, or to exhibit the Premises, Building or Project to prospective purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem reasonably necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

A. Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay a proportion, as reasonably determined by Landlord, of all charges jointly serving other premises. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

B. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, if any, as being sufficient in their present condition, "as is," for the Permitted Use, and for Tenant's intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as reasonably determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in-the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

C. Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, which will require additions or alterations to the Building power distribution systems unless the same are installed at the expense of Tenant. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises, Tenant shall first procure the written consent of Landlord which Landlord may not refuse, provided that Tenant shall pay directly to Landlord the cost of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord or because of any interruption of service; or
(c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building, whether by Regulation or otherwise; nor shall any such occurrence constitute an actual or constructive eviction of Tenant. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning unless the same is paid for by Tenant at rates charged by the public utility providing the same. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

                               16. SUBORDINATION

        Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form customarily required by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any future ground landlord, mortgagee or beneficiary. Notwithstanding anything to the contrary contained in this Lease, within thirty (30) days after Landlord's execution of this Lease, Landlord shall provide to Tenant any existing lender's or ground lessor's standard form of subordination, nondisturbance and attornment agreement, which Tenant shall execute, provided that the nondisturbance provisions are commercially reasonable.

                            17. FINANCIAL STATEMENTS

        At the written request of Landlord from time to time delivered no more than two (2) times per calendar year, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project.

                            18. ESTOPPEL CERTIFICATE

        Tenant agrees from time to time, within ten (10) business days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

        Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease and the Note (as defined in Paragraph 38.C). The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder or under the Note, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease and the Note have been fulfilled, reduced by such amounts as maybe required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease or Note, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties and to clean the Premises. Landlord may use and commingle the Security Deposit with other funds of Landlord.

                      20. LIMITATION OF TENANT'S REMEDIES

     The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in Paragraph 23.B. below, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof.

                         21. ASSIGNMENT AND SUBLETTING

A. GENERAL

                (1) This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and any assignee or subtenant permitted in accordance with this Paragraph 21, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease (except as otherwise provided in Paragraph 38.B) or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent, which shall not be unreasonably withhold or delayed, except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least twenty (20) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of fifteen (15) business days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to refuse to grant its consent based on the criteria set forth in Paragraph 21.A.(2); or (ii) to consent to the proposed assignment or sublease, subject, however, to the proposed assignee or subtenant execution of Landlord's then commercially reasonable consent agreement and of any related documents or agreements associated with the assignment or sublease. If Landlord does not exercise option (i) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies.

                (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, as reasonably determined by Landlord; the proposed assignee or subtenant has a poor credit history or is not of sound financial condition as determined by Landlord in Landlord's sole but reasonable discretion (except that in the case of a start up company, a low net worth by itself shall not be a basis for Landlord to withhold its consent); the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials other than those permitted under Paragraph 4.D. or other noxious use. It also shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) the proposed assignee's or subtenant anticipated use of the Premises or Project involves the generation, storage, use, treatment or disposal of Hazardous Materials in other than research or laboratory amounts (i.e., B occupancy per the

                         Uniform Building Code); (ii) the proposed assignee or subtenant has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such proposed assignee's or subtenant's actions or use of the property in question; or (iii) the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of Hazardous Materials. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease, and Tenant waives any right it may have under any Regulation or equity to terminate this Lease in such event. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee for approving such requests, not to exceed Three Hundred Dollars ($300), as well as all reasonable costs incurred by Landlord or any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment, after deduction by Tenant of the Transfer Expenses (as defined below) (the "Bonus Rent"). "Transfer Expenses" shall mean the sum of the following: (i) any reasonable brokerage commission, (ii) the cost of any new Alterations (excluding the cost of Tenant's Initial Improvements and any trade fixtures, equipment or personal property) constructed or installed within the Premises specifically for and in connection with any sublease or assignment, to the extent actually paid by Tenant to unrelated and unaffiliated third parties,
(iii) the lesser of (a) the book value of, (b) consideration paid for, or (c) the fair market value of, Tenant's furniture, fixtures and equipment (but excluding Tenant's Initial Improvements) which are sold to any proposed subtenant or assignee as a part of any such sublease or assignment, (iv) the Base Rent paid by Tenant per square foot for the space being subleased or assigned ("the Rent Factor"), and (v) Forty-Four Cents ($0.44) per square foot for the space being subleased or assigned (the "TI Factor"). The Rent Factor shall be determined by dividing the monthly Base Rent then payable under the Lease by the total rentable square footage of the Premises and multiplying such quotient by the number of rentable square feet of space being subleased or assigned. Except as provided below, Bonus Rent shall be divided and paid, fifty percent (50%) to Tenant, fifty percent (50%) to Landlord within five (5) business days after receipt by Tenant (whether or not such receipt is after the Term of this Lease expires or is terminated). Notwithstanding the foregoing, if Tenant subleases more than Fifty percent (50%) of the rentable square feet of the Premises, Landlord shall be entitled to one hundred percent (100%) of Bonus Rent attributable to such subleases (other than that paid pursuant to any Initial Sublease for which Landlord's share of Bonus Rent shall remain at Fifty percent (50%)) after deduction of the Transfer Expenses with such sum(s) to be paid to Landlord within five (5) business days after receipt by Tenant.

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease.


D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

F. INITIAL SUBLEASES. Landlord acknowledges that Tenant intends to sublease the second floor of the Premises to one or more subtenants for terms which may vary during the first twenty-four months of the Term ("INITIAL SUBLEASES"). Tenant shall, however, remain obligated to provide Landlord with advance notice of all Initial Subleases. Landlord shall not unreasonably withhold or delay its consent to the Initial Subleases, and because Landlord recognizes that the Initial Sublease subtenant will most likely be a startup company, Landlord agrees that it will not refuse its consent based upon the net worth of the Initial Sublease subtenant. Tenant shall not be charged Landlord's standard fee for approving such Initial Subleases, but Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with the review thereof. Landlord further agrees that if prior to the Term Commencement Date Tenant completes the Tenant's Initial Improvements in the second floor in a manner permitting Tenant to obtain a certificate of occupancy for such portion of the Premises (or equivalent approval from the City of Mountain View required for the legal occupancy thereof), Tenant shall be entitled to enter into an Initial Sublease on the terms set forth herein providing for a sublease commencement date prior to the Term Commencement Date. In such event, all of the terms and conditions of this Lease which are to be in effect from and after the Term Commencement Date shall be in effect upon the commencement date of such Initial Sublease with respect to that portion of the Premises subleased. Notwithstanding the foregoing, (i) Landlord agrees that Tenant's obligation to pay Base Rent shall not be affected by such Initial Subleases (i.e., the date upon which Tenant is obligated to commence payments of Base Rent shall not change or be accelerated), and (ii) Tenant agrees to share Bonus Rent as aforesaid in Paragraph 21.B.

G. PERMITTED TRANSFEREES. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord's prior written consent, may sublet the Premises or assign this Lease to: (1) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Tenant; (2) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; (3) a purchaser of substantially all of Tenant's assets located at the Premises (by stock purchase or other form of consideration); or (4) a purchaser of a majority of Tenant's corporate shares (collectively referred to herein as a "Permitted Transferee"), provided in each instance (i) the net worth of such Permitted Transferee is then equal to or greater than Ten Million Dollars ($10,000,000), (ii) Tenant shall notify Landlord in writing at least fifteen (15) business days prior to such assignment or sublease, (iii) Tenant complies with all other terms and conditions relating to assignments and subleases (other than Paragraph 21.B, (iv) such Permitted Transferee expressly agrees to be (or reaffirms its obligation to be) bound by all the terms and conditions of this Lease and (v) any such assignment or sublease is not a subterfuge by Tenant to avoid Landlord's consent. In the event these conditions are not absolutely and unconditionally satisfied, any such assignment or sublease shall require the consent of Landlord. For purposes of this Lease, a sale of a majority of outstanding shares of Tenant's capital stock to any one person or entity through any public exchange shall be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent, but any other sale of Tenant's capital stock through any public exchange shall not.

                                 22. AUTHORITY

      Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises, Building or Project should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, Tenant shall have the right to terminate this Lease at its option. The taking or condemnation of the Premises, Building or Project shall not be deemed to prevent or materially interfere with the Permitted Use of the Premises, unless more than twenty-five (25%) percent of the usable area of the Premises, or more than twenty-five percent (25%) of the land outside the Building is taken or condemned.

B. TERMINATION OF LEASE. To terminate this Lease pursuant to this Paragraph 23, Tenant must exercise its right by giving written notice to the Landlord within thirty (30) days after its receipt of a Notice of Intended Taking (as defined below), and the effective date of such termination shall be the date when the physical taking of the Premises shall have occurred. Upon the effective date of Lease termination (i) all rights and obligations between the parties shall cease, except the provisions of this Paragraph 23 and those provisions which otherwise would survive the termination of this Lease, and (ii) Rent due shall be apportioned. A "NOTICE OF INTENDED TAKING" shall mean any notice or notification on which a reasonably prudent person would rely and who would interpret as expressing an existing intention of taking as distinguished from a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to this Lease. The notice is considered to have been received when a party to this Lease receives from the condemning condemnor, a Notice of Intended Taking, in writing, containing a description or map of the Taking reasonably defining the extent of the taking or condemnation.

C. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, including the extent of the interference with Tenant's access to or use of the Premises, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises. Notwithstanding the foregoing sentence, in the event there is a temporary taking of the entire Building for a period of one hundred eighty (180) days or more, Tenant may by written notice to Landlord in accordance with the provisions of Paragraph 23.B, terminate this Lease as of such date.

D. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever in which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, after Landlord's costs and expenses incurred in connection with the recovery of any award (including without limitation attorneys' fees, expert fees and costs) are first deducted from any award, Tenant shall be entitled to the lesser of, the unamortized cost of Tenant's Initial Improvements (but excluding the unamortized cost of the Warm Shell Improvements (as defined below)) and other Alterations paid for by Tenant (with the amortization period to be that shown on Tenant's books and records), or the then fair market value of such Tenant's Initial Improvements and Alterations. In addition, Tenant shall be entitled to any award for Tenant's moving or relocation expenses, damages for Tenant's business interruption, or for depreciation to, damage to, and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant which Tenant pursuant to this Lease has the right to remove from the Premises upon termination or expiration of this Lease, and goodwill, or similar claims, which are specifically and separately awarded to Tenant

E. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                              24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's reasonable estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration ("Landlord's Casualty Notice"). Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's reasonable estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage (or could have been received if Landlord had carried the insurance it was required to obtained hereunder), Landlord shall proceed to rebuild and repair that portion of the Premises which constitutes Landlord's Work in the manner determined by Landlord except that Landlord shall not be required to rebuild, repair or replace any part of the Alterations (including without limitation, Tenant's Initial Improvements) which may have been placed on or about the Premises by Tenant. Notwithstanding the foregoing, if Landlord insures Tenant's Initial Improvements or any other Alterations and receives insurance proceeds to fully repair the damage to the same, Landlord shall also proceed to rebuild Tenant's Initial Improvements and such Alterations. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately to the extent of the interference with Tenant's access to and use of the Premises, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. Tenant shall be obligated to rebuild, repair or replace Tenant's Initial Improvements, except if landlord is otherwise obligated to do so pursuant to this Paragraph 24.B.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that rebuilding or repairs cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, Tenant shall have the right to terminate this Lease provided that Tenant shall notify Landlord of its election within fifteen (15) business days after Tenant's receipt of Landlord's Casualty Notice. Tenant shall also have the right to terminate this Lease if Casualty occurs in the last twelve (12) months of the Term resulting in damage to the Premises that materially interferes with the Permitted Use of the Premises and the damage is to such an extent that rebuilding or repairs cannot in Landlord's reasonable estimation be reasonably completed within sixty (60) days, provided that Tenant shall notify Landlord of its election within five (5) business days after Tenants receipt of Landlord's estimation. Landlord shall rebuild or repair that which Landlord is obligated to pursuant to Paragraph 24.B diligently and in the manner determined by Landlord unless Tenant has elected to terminate this Lease. Notwithstanding the above, Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed, on or about the Premises by Tenant, except to the extent otherwise provided in Paragraph 24.B. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy. Unless this Lease is terminated pursuant to this Paragraph 24.C, Tenant shall be obligated to rebuild, repair or replace Tenant's Initial Improvements, except if Landlord is otherwise obligated to do so pursuant to this Paragraph 24.B.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

E. INSUFFICIENT INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord (or could have been received if Landlord had carried the insurance it was required to obtain hereunder) or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance (or would have been covered if Landlord had carried the insurance it was required to obtain hereunder) or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease pursuant to this Paragraph 24.E if Tenant notifies Landlord within fifteen (15) days of Tenant's receipt of Landlord's notice that it shall make the required repairs at Tenant's sole cost and provide at the time of such notice evidence of its ability to pay for such repairs in the form of a payment and performance bond or letter of credit reasonably satisfactory to Landlord.

F. INSURANCE PROCEEDS RELATING TO TENANT'S INITIAL IMPROVEMENTS AND ALTERATIONS. Notwithstanding any provision in this Lease to the contrary, in the event this Lease is terminated pursuant to this Paragraph 24, Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all insurance proceeds covering, attributable or relating to, Tenant's Initial Improvements and any other Alterations which are not removable by Tenant upon the expiration or termination of this Lease. In the event this Lease is not terminated pursuant to this Paragraph 24 and Tenant is obligated to rebuild, repair or restore Tenant's Initial Improvement and/or such Alterations, Landlord shall disburse such insurance proceeds in the same manner and upon the same conditions a prudent institutional lender would disburse the such proceeds.

G. WAIVER. This Paragraph 24 Shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Paragraphs 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

H. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

    Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention double the amount of Base Rent as of the last month prior to the date of expiration or earlier termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                  26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall at Landlord's option constitute an event of default on the part of Tenant under this Lease (and whenever the term default is used in this Lease it shall be assumed that any cure period provided below, if any, shall have expired):

                (1) ABANDONMENT. Abandonment of the Premises for a continuous period in excess of ten (10) days coupled with Tenant's failure to pay rent. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

                (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due, as to which time is of the essence, except that for the first failure in any twelve (12) calendar month period Tenant shall not be in default under this subparagraph unless any such failure shall continue for a period of five (5) days after written notice thereof by Landlord to Tenant (which notice shall be in lieu of the three (3) days' notice provided for and in Section 1161 of the California Code of Civil Procedure or other statutory notice).

                (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for thirty (30) days after written notice of such failure, as to which time is of the essence (which notice shall be in lieu of the three (3) days' notice provided for in Section 1161 of the California Code of Civil Procedure or other statutory notice provisions) provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within ninety (90) days.

                (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

                (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to Perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

                (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

                (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

                (9) DEFAULT UNDER NOTE. Tenant's default under the Note (as defined in Paragraph 38.D below).

B. REMEDIES UPON DEFAULT.

                (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Promises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

                (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B.(1) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease and at law or in equity, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

                (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A.(2) hereof and such default remains uncured for more than ten (10) days or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of two times the current month's Rent at the time of the most recent default,

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B.(l) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "WORTH AT THE TIME OF AWARD" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "WORTH AT THE TIME OF AWARD" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to five percent 15%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord. Notwithstanding the foregoing to the contrary, for the first delinquency during any twelve (12) month period, Tenant shall have no obligation to pay a late charge unless any such delinquency continues for five (5) days after Tenant's receipt of Landlord's notice of such failure to make any such payment.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of eighteen percent (18%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.


                                   27. LIENS

     Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following receipt of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                                28. SUBSTITUTION

        Intentionally Deleted.

                           29. TRANSFERS BY LANDLORD

     In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "LANDLORD" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "LANDLORD", to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

              30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord or Tenant to enforce any of the terms, Covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord or Tenant to insist thereafter upon strict performance by the other. Waiver by Landlord or Tenant of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord or Tenant, based upon full knowledge of the circumstances.

                                  32. NOTICES

     Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Promises.

C. REQUIRED NOTICES. Tenant shall promptly notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates To the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises or any claim that is instituted or threatened by any third party that relates to the Premises or the project.

                               33. ATTORNEYS' FEE

        If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action. "Prevailing Party" as used in this Lease includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

                           34. SUCCESSORS AND ASSIGNS

        This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                               35. FORCE MAJEURE

        If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts; labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                           36. SURRENDER OF PREMISES

        Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the Commencement Date, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Materials (other than that which Tenant has liability or responsibility for pursuant any other provision of this Lease) and Alterations with respect to which Landlord has not reserved the right to require removal excepted, including, but not limited to, all interior walls cleaned, all interior painted surfaces cleaned, all holes in walls repaired, all carpets shampooed and cleaned, all HVAC equipment in operating order and in good repair, and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Promises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                               37. MISCELLANEOUS

A. GENERAL. The term "TENANT" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This. Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease information, contains all the agreements of the parties hereto and supersedes any Previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease but it may record a short form memorandum hereof executed by both Tenant and Landlord.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially (i) interfere with Tenant's Permitted Use of the Premises, (ii) increase Tenant's obligations, (iii) diminish Tenant's rights under this Lease, or (iv) interfere with Tenant's parking rights. Within ten (10) business days after receipt of Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance,


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

interruption, interference, or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this it interruption, interference or disturbance.


P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

S. COMPUTATION OF TIME. If the time for performance of any provision of this Lease ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Pacific Time on the next day which is not a Saturday, Sunday or federal, state or legal holiday.

                           38. ADDITIONAL PROVISIONS

A. BROKERAGE COMMISSION. Tenant represents and warrants that (i) Tenant has not dealt with any broker other than SCOTT ATHEARN AND GEORGE REILLY OF CPS CORFAC INTERNATIONAL (the "COOPERATING BROKER"), and JOE CARROLL OF RESOURCE ONE ("LANDLORD'S BROKER"), and (ii) insofar as Tenant knows, no other broker negotiated this agreement or is entitled to any commission in connection herewith. It is understood that (i) Tenant will pay all commissions and other fees and expenses due to any broker or agent who claims or did in fact act on Tenant's behalf in connection with this Lease, but will not be obligated to pay any such commissions, fees or expenses to any broker who claims it acted solely on Landlord's behalf, (ii) Tenant will pay a commission due to Cooperating Broker in two equal installments of ONE HUNDRED TWENTY-ONE THOUSAND FIVE HUNDRED SEVENTY-SEVEN DOLLARS AND FIFTY CENTS ($121,577.50) the first installment to be paid promptly upon full execution and delivery of this Lease, and the second installment on July 16, 1999, and (iii) Tenant will pay a commission due to Landlord's Broker in two equal installments of FORTY-FOUR THOUSAND TWO HUNDRED TEN DOLLARS ($44,210) the first installment to be paid promptly upon full execution and delivery of this Lease, and the second installment on July 16, 1999. Tenant shall make the foregoing commission payments directly to the Cooperating Broker and Landlord's Broker. Tenant's failure to pay such commissions on time without offset, defense or demand shall constitute a material default under this Lease. Landlord shall not be liable to Cooperating Broker or Landlord's Broker for the failure of Tenant to pay any commissions, fees or other payments due to Cooperating Broker or Landlord's Broker.

B. TENANT'S OBLIGATION TO CONSTRUCT SUBSTANTIAL IMPROVEMENTS. Tenant acknowledges and agrees that as a material inducement to Landlord to enter into this Lease, it has agreed to construct, at its sole cost and expense, the Tenant's Initial improvement described in Exhibits C and D, and to expend not less than Two Million Dollars ($2,000,000) (including sums loaned to Tenant by Landlord and any third party lender)("TENANT'S MINIMUM EXPENDITURE") to construct Tenant's Initial Improvements. Tenant's Initial Improvements are to be Substantially Completed on or prior to the Term Commencement Date. Tenant's Minimum Expenditure shall cover all hard construction costs, architectural, design and engineering fees and expenses, permit fees, but shall exclude any loan fees, construction loan interest and all costs and expenses attributable to the acquisition, erection and installation of Tenant's furniture, fixtures and equipment. Landlord acknowledges that Tenant intends to obtain construction financing for the Tenant's Initial Improvements. Landlord agrees to reasonably cooperate with Tenant in connection therewith, provided that Landlord shall not be required to subordinate its interest in this Lease and/or the Premises, Building or Project, or to assume any obligations to the lender except obligations to provide notice of Tenant's default. Tenant agrees that Tenant's Initial Improvements shall not be encumbered by Tenant in connection with any such financing or any other financing, but that, provided Landlord's prior written consent is obtained, such prohibition shall not preclude Tenant from granting such construction lender a:

        (i) leasehold mortgage encumbering Tenant's rights and interest under this Lease; and/or

        (ii) security interest in Tenant's furniture, trade fixtures, equipment or any other personal property that can be removed from the Premises by Tenant upon the expiration or termination of the Term of this Lease.

Landlord shall only be allowed to withhold its consent if (i) Tenant's Initial Improvements are to be encumbered in any construction lender's loan documents,
(ii) the definition of trade fixtures in any construction lender's loan documents is not in Landlord's reasonable opinion specific enough to exclude other fixtures, or (iii) such leasehold mortgage and/or security agreement is inconsistent with any provision in this Lease. Tenant's Initial Improvements shall include, without limitation, the WARM SHELL IMPROVEMENTS, together with (i) a drop ceiling throughout the Premises, (ii) installation of a completed heating, ventilation and air conditioning system designed to service the entire Premises and (iii) the purchase and installation of a Schindler brand elevator (at a cost of approximately $43,170) currently on order for the Building. Tenant's Initial Improvements shall be constructed in accordance with all provisions of this Lease, including without limitation the provisions of Paragraph 12, and Tenant shall have no obligation to pay to Landlord any construction management or supervision fee with respect to the construction of the Tenant's Initial Improvements. Prior to commencing Tenant's initial Improvement Alterations, Tenant shall provide Landlord with a copy of the construction contract with Devcon and evidence of a construction loan in an amount not less than the amount of Tenant's Minimum Expenditure (less the amount of Landlord's Loan as defined below) or a payment bond reasonably satisfactory to Landlord which is intended to provide Landlord with the assurance that Tenant can pay for the Tenant's Initial Improvements. Upon the substantial completion of Tenant's Initial Improvements, Tenant shall promptly deliver to Landlord copies of As Built drawings and plans prepared by Devcon, Architect and/or Engineers.

C. LANDLORD LOAN TO TENANT. Landlord shall provide Tenant with a loan ("LANDLORD'S LOAN") in the amount not to exceed SIX HUNDRED SIXTY-THREE THOUSAND ONE HUNDRED FIFTY DOLLARS ($663,150) upon the following terms and conditions:

                (1) Tenant is not in default under this Lease and the Construction Loan (as defined below) on the date Landlord receives Tenant's Loan Notice and on the date Landlord is to advance such loan or portions thereof;

                (2) Landlord has approved the Final Plans and Final Working Drawings in accordance with this Lease;

                (3) Tenant has provided Landlord with evidence reasonably satisfactory to Landlord that Tenant has paid Devcon, Architect, Engineers, permit fees and any other hard or soft construction costs in connection with Tenant's Initial Improvement (excluding interest and fees paid to any lender, attorneys' fees and any amounts attributable to Tenants furniture, fixtures and equipment) an aggregate sum of not less than One Million Four Hundred Thousand Dollars ($1,400,000) ("Threshold Contribution"). In addition, if Tenant has obtained a Construction Loan (as defined below) to fund any portion of the Threshold Payment, Tenant shall not be in default under any note or any other document or agreement executed by Tenant in favor of such lender evidencing or securing such Construction Loan.

                (4) Tenant has submitted a written draw request to Landlord accompanied with all appropriate lien waivers and such other documentation from Devcon as may be reasonably requested by Landlord to support the amount of the draw request;

                (5) The basic terms of the Landlord's Loan are that (i) interest shall accrue on the outstanding principal balance at the rate of Eight and One Half percent (8.5%) per annum from the date disbursed, (ii) monthly payments of interest only on amounts disbursed commencing on the first day of the calendar month immediately following the date any loan proceeds are first disbursed until the Term Commencement Date, and thereafter equal payments of principal and interest shall be payable commencing on August 1, 1999 and on the first day of each calendar month thereafter in an amount sufficient to fully repay all principal and interest by the Maturity Date, (iii) the Maturity Date shall be July 1, 2009, (iv) the Landlord's Loan may be prepaid at any time without penalty or other charge, (v) a default under this Lease shall constitute a default under the Note, and NO the Note shall be secured by the Security Deposit and the LC (as defined below) and Tenant's Initial Improvements to the extent such improvements do not constitute real property, but shall not be construed to be secured by real property;

                (6) The loan shall be evidenced by a Promissory Note to be executed by Tenant in the form attached hereto as EXHIBIT H (the "NOTE") and shall be secured by a security agreement and UCC-1 Financing Statement to be executed by Tenant in the forms attached hereto in
                        EXHIBIT I providing Landlord with a first lien on the Security Deposit and Letter of Credit and any materials, improvements and fixtures to be constructed or installed, and constructed or installed, within the Premises as part of Tenant's Initial Improvements to the extent the same do not constitute real property ("Security Agreement"); and

                (7) Landlord shall disburse loan proceeds in no more than three (3) progress payments based on invoices submitted by Devcon, within five (5) business days after Tenant complies with the terms and conditions set forth in this Paragraph 38.C. Tenant acknowledges and agrees that (i) Tenant intends to obtain a loan to finance the cost and expense it will incur in connection with the construction of Tenant's Initial Improvements in an amount not less than One Million Four Hundred Thousand Dollars ($1,400,000) (the "CONSTRUCTION LOAN"), and (ii) Landlord may require the name of, Devcon, Architect, Engineers or any subcontractor or supplier to which such loan proceeds are owed, be named in joint check form on any such disbursement check.

                             39. JURY TRIAL WAIVER

        EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 39. THE PROVISIONS OF THIS PARAGRAPH 39 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

                            40. RIGHT TO EXTEND TERM

A. RIGHT TO EXTEND TERM. Tenant shall have the right to extend the term of this Lease for a term of FIVE (5) years commencing on the day after the original Expiration Date (the "EXTENSION TERM") which shall be exercisable upon the following terms and conditions:

        (1) Tenant shall not (i) be in default under any of the terms, covenants, conditions, provisions or agreements of this Lease at the time it notifies Landlord of its election to extend the term as provided in Subparagraph (c) below or on the day before the Extension Term commences and (ii) have entered into an assignment of the Lease requiring Landlord's consent, or have entered into one or more subleases covering more than thirty percent (30%) of the net rentable square footage of the Building in the aggregate with one or more sublessees where such sublease(s) have not terminated on or prior to Tenant's Extension Notice (as defined below), or the subleases will not terminate prior to the day the Extension Term commences.

        (2) The Base Rent for the Premises shall be Ninety-five (95%) of the Fair Market Rental Rate (as such phrase is defined below) of the Premises (including all rights Tenants has under this Lease relating to the Project) as of the Term Expiration Date. Neither Tenant nor Landlord shall have any obligation to pay Cooperating Broker, Landlord's Broker or any other broker a commission, fee or other consideration by reason of Tenant's election to extend the term of this Lease.

        (3) Tenant shall have notified Landlord, in the manner provided under this LEASE, NOT EARLIER THAN 365 DAYS PRIOR TO THE TERM EXPIRATION DATE AND NOT LATER THAN 270 DAYS PRIOR TO THE TERM EXPIRATION DATE of Tenant's election to exercise such right ("TENANT'S EXTENSION NOTICE"), otherwise said option to be null and void. Once Tenant's Extension Notice is given Tenant shall have no right to withdraw its election to extend the term of this Lease.

        (4) All of the other terms, covenants, conditions, provisions and agreements of this Lease shall remain in full force and effect.

        (5) There shall be no further right of renewal of this Lease beyond said FIVE (5) year renewal period.

        (6) Landlord and Tenant shall attempt to agree on the Fair Market Rental Rate within THIRTY (30) DAYS after Landlord's receipt of Tenant's notice described in Subparagraph (c). In the event Landlord and Tenant cannot agree on the Fair Market Rental Rate, then the process described in subparagraphs (g) through (i) below shall be followed.

        (7) If Landlord and Tenant are unable to agree on Fair Market Rental Rate within the THIRTY (30) DAY period described in Subparagraph (f), then within FIVE (5) BUSINESS DAYS THEREAFTER, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rental Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Fair Market Rental Rate shall be the average of the two estimates.


        (8) If the matter is not resolved by the exchange of estimates as provided in Paragraph (g) above, then either Landlord or Tenant may, by written notice to the other on or before five (5) days after the exchange, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser, with at least five
        (5) years' experience in appraising comparable rental space in buildings comparable to the building in the vicinity of the Building. If the parties cannot agree on an arbitrator, then within a second period of seven (7) days, each party shall select an independent arbitrator who is a MAI appraiser meeting the aforementioned criteria, and within a third period of seven (7) days, the two appointed arbitrators shall select a third arbitrator meeting the aforementioned criteria. Each party shall bear the cost of its own arbitrator and the parties shall share equally the cost of the third arbitrator. If either Landlord or Tenant fails to designate an arbitrator, or only one arbitrator is mutually selected by Landlord and Tenant, in accordance with the above, the determination of the Fair Market Rental Rate made by the arbitrator selected shall be deemed conclusive.

        (9) The arbitrators (or sole arbitrator) shall select one of the two Fair Market Rental Rate estimates proposed by Landlord and Tenant, and shall have no right to propose a middle ground or any modification of either of the two proposed estimates. The Fair Market Rental Rate they or he chooses shall constitute the decision of the arbitrator(s) and shall be final and binding upon the parties and not subject to appeal. In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by the party hereto who appointed such arbitrator, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the original third arbitrator. The arbitrator(s) shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. The arbitrator(s) shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental Rate, but any such consultation shall be made in the presence of both parties with full right of the other party to cross-examine. The arbitrator(s) shall render their or his decision and award in writing with counterpart copies to each party. The arbitrator(s) shall have no power to modify the provisions of this Lease.

        (10) Should the Fair Market Rental Rate not be established by the Term Expiration Date, then Tenant shall pay the rent for the Premises (which shall include the base annual rent, together with Tenant's share of Operating Expenses) payable by Tenant during the last full calendar month of the initial term of this Lease, and a lump sum payment by Tenant or credit by Landlord, as the case may be, shall be made promptly upon the determination of Fair Market Rental Rate.

        (11) The phrase "FAIR MARKET RENTAL RATE" shall mean the rental rate, including all other monetary payments and escalations, at which tenants lease comparable space as of the commencement of the Option Term. For this purpose, "comparable space" shall be office/research and development/industrial space that: (a) is not subleased; (b) is not subject to another tenant's expansion rights; (c) is not leased to a tenant that is affiliated with Landlord; (d) is not leased to a tenant under a renewal or an extension of a Lease; (e) is comparable in size, location, and quality to the Premises; (f) is leased for a term substantially comparable to the Option Term ; (g) is located in comparable buildings in the Shoreline Business Park; and (h) has tenant improvements comparable to the then existing tenant improvements in the Premises, Building and Project. For purposes hereof, "comparable buildings" mean buildings that are comparable in age, location, quality of construction, services and amenities. Fair Market Rental Rate shall, however, not include any value attributable to Tenant's or any subtenant's or assignee's personal property, trade fixtures paid for by Tenant or any subtenant or assignee and equipment which Tenant or any assignee has a right to remove from the Premises at the end of the Term as specifically provided for in the Lease, or which any subtenant has a right to remove at the end of the term of its sublease. In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions: (i) rental abatement concessions, if any, being granted to tenants in connection with the comparable space; (ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, as compared to the value of improvements in the comparable space then being offered for lease, based on the age, quality and layout of the improvements; and (iii) all other monetary and nonmonetary concessions, if any, being granted to tenants in connection with the comparable space.

                              41. LETTER OF CREDIT

A. DELIVERY OF LETTER OF CREDIT. In addition to the Security Deposit, Tenant shall by the earlier of (a) the commencement of construction of the Tenant's Initial Improvements, or (b) ten (10) days after the execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LC") in the amount of Five Hundred Thousand Dollars ($500,000) (the "LC AMOUNT") (subject to reduction in accordance with the provisions of Paragraph 41.G below). The LC shall be substantially in the form attached hereto as Exhibit J, and be issued by a bank that (i) accepts deposits, (ii) maintains accounts, (iii) has a local branch in San Jose, California that will negotiate a letter of credit, and (iv) has its deposits insured by the Federal Deposit Insurance Corporation (the "LC Bank"). Notwithstanding the foregoing to the contrary, but without waiving any of the foregoing requirements in the future, Landlord hereby approves State Street Bank as the initial issuer of the LC and the initial LC Bank. The LC Bank shall be selected by Tenant and be reasonably acceptable to Landlord. Tenant shall pay all expenses, points, and/or fees incurred by Tenant in obtaining and maintaining the LC. The LC shall be available by draft at sight, subject only to a receipt by the bank of a notarized statement from an authorized representative of Landlord stating (i) that a default under the Lease has occurred, (ii) that any applicable notice and cure period has expired, (iii) that the amount demanded is due and owing to Landlord, and (iv) that the signatory executing the statement is signing in their capacity as a partner of Landlord and/or is authorized to make such statement on behalf of the partnership. The amount of the draw shall be equal to the amount then in default under the terms of this Lease, together with any reasonable costs incurred by Landlord in connection with Tenant's default.

B. REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LC with a new LC provided that the new letter of credit:

        (1) becomes effective at least 30 days before the expiration of the LC that it replaces;

        (2) is in the required LC Amount;

        (3) is issued by an LC Bank acceptable to Landlord; and

        (4) otherwise complies with the requirements of this Paragraph 41.

C. LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LC as security for the performance of Tenant's covenants and obligations under this Lease and the Note. If Tenant is in default under any provision of this Lease and/or the Note (after the expiration of any applicable cure periods, if any), Landlord may, without prejudice to any other remedy it has, draw on that portion of the LC necessary to:

        (1) pay Rent or other monetary sum in default;

        (2) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under this Lease, the Note, or law; and/or

        (3) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default under this Lease or the Note.

If Tenant fails to renew or replace the LC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on all of the LC.

D. TRANSFER OF LC. If Landlord transfers or mortgages its interest in the Premises, Landlord shall transfer or assign the LC or the to Landlord's mortgagee or transferee and thereupon be relieved of further responsibility with respect to the LC as long as the transferee agrees in writing to hold the LC in accordance with the provisions of this Lease. If Landlord fails to transfer or assign the LC to Landlord's mortgagee or transferee, Tenant shall not be required to replace the LC until expiration of the LC. If Landlord draws on the LC after a transfer or an assignment, the mortgagee or the transferee shall pay to Tenant, within ten (10) days after the date Tenant notifies such person or entity of the date of the draw, the amount drawn. If the mortgagee or transferee fails to pay Tenant such amount within that ten (10) day period, Tenant may deduct from Rent payable by Tenant under this Lease the amount drawn by Landlord under the LC.

E. ASSIGNMENT OR ENCUMBRANCE OF LETTER OF CREDIT. Tenant may not -assign, mortgage or encumber the LC without the prior written consent of Landlord which may be- withheld in Landlord's sole and absolute discretion. Any attempt to do so shall -be void and shall not be binding on Landlord.

F. RESTORATION OF LETTER OF CREDIT. If Landlord draws on all or any portion of the LC, Tenant shall, within five (5) business days after demand by Landlord, either (a) -deposit cash with Landlord in an amount that, when added to the amount remaining under the LC shall equal the LC amount then required under this Lease., or (b) deliver written documentation executed by the LC Bank confirming that the LC has been reinstated to the LC Amount then required under this Lease.*

G. PERIODIC REDUCTION OF LC AMOUNT. The LC Amount shall be reduced on the following dates in the following amounts on the following conditions:


        (1) If no Tenant default occurs under the Lease and Note during the first thirty (30) month period of the Term (Months 1 through 30), then the LC Amount shall be reduced by One Hundred Twenty-five Thousand Dollars ($125,000) commencing the first day of the thirty first (31st) month of the Term;

        (2) If no Tenant default under the Lease and Note occurs during the second thirty (30) month period of the Term (Months 31 through 60), then the LC Amount shall be reduced by One Hundred Twenty-five Thousand Dollars ($125,000) commencing the first day of the sixty-first (61st) month of the Term; and

        (3) If no Tenant default under the Lease and Note occurs during the third thirty (30) month period of the Term (Months 61 through 90), then the LC Amount shall be reduced by One Hundred Twenty-five Thousand Dollars ($125,000) commencing the first day of the ninety-first (91st) month of the Term;

        Notwithstanding the foregoing to the contrary, if there has been any monetary default by Tenant under the Lease or Note during any of the foregoing thirty (30) month periods, the LC Amount shall not be reduced for that period or for any subsequent thirty (30) month period. If there has been any non-monetary default by Tenant under the Lease or Note during any of the foregoing thirty (30) month periods, the LC Amount shall not be reduced for that period, but may be reduced for subsequent thirty (30) month periods provided that there is no Tenant default during such period(s). If the LC is held by Landlord at the expiration of the Lease Term pursuant to the terms of this Lease it shall be returned to Tenant together with and under the conditions governing the return of the Security Deposit under this Lease and/or the Security Agreement securing Tenant's obligations under the Note.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.

LANDLORD:                                   TENANT
THE PEAR AVENUE GROUP,                      ACLARA BIOSCIENCES, INC.,
a California family limited                 a Delaware corporation
partnership

By: /s/ DONNA REHRMANN                      By: /s/ JOSEPH M. LIMBAR
   -----------------------------               ---------------------------------
Print Name: Donna Rehrmann                  Print Name: Joseph M. Limbar
Title: General Partner                      Title: President, CEO


By:/s/  GEORGE REHRMANN                     By: /s/ BERTRAM ROWLAND
   -----------------------------               ---------------------------------
Print Name: George Rehrmann                 Print Name: Bertram Rowland
Title: General Partner                      Title: General Counsel

*Notwithstanding anything contained in this Paragraph 41 to the contrary, if Landlord draws on the LC as a result of Tenant's failure to renew or replace the LC, then Tenant shall have the right to obtain a refund from Landlord of any unapplied proceeds of the LC which Landlord has drawn upon, on the condition that (i) Tenant has delivered to Landlord a new replacement LC in the form and in the amount then required hereunder, and (ii) Tenant shall not otherwise be in default under this Lease, the Note or the Security Agreement. Landlord shall deliver such refund to Tenant within ten (10) business days after Landlord's receipt of such renewed or replacement LC. If Landlord has applied a portion of the LC which Landlord has drawn upon, then the amount of the refund from Landlord to Tenant pursuant to the provisions of this Paragraph shall be the amount of the replacement LC less such funds theretofore applied by Landlord.